                  AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                                [COMPANY LOGO]

                         SUBORDINATED INVESTMENT NOTE


NUMBER  _______________________                 DATE ISSUED  ___________________

PRINCIPAL AMOUNT  $____________                 TERM  __________________________

INTEREST RATE PER ANNUM  _____%                 MATURITY DATE  _________________

                           INTEREST COMPOUNDED DAILY

                           PAYABLE ________________


AMERICAN BUSINESS FINANCIAL SERVICES, INC., a Delaware corporation herein called the Company, for value received, hereby promises to pay to:



------------------------------------------------------------------------------
(the "Holder" or "Noteholder")



         Interest payments shall be made by check delivered by mail to the address of the Holder appearing on the Note register maintained by the Registrar (which address may be changed from time to time by notice given by Holder in writing to the Registrar) on the Regular Record Date preceding the subject Payment Date; principal and interest payment at the end of the term hereof shall be made in person to Holder at the offices or agency of the Paying Agent in exchange for this Note. Holder shall be notified prior to such payment of the address at which such payment shall occur. The Company is currently acting as Paying Agent and Registrar. The Company may change the Registrar or Paying Agent without notice to the Noteholder.

         All payments hereunder shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         All interest on the Notes will be compounded daily and computed on the basis of a calendar year.

         This Note is being issued pursuant to an Indenture dated as of _____, 1998 ("Indenture") between the Company and First Trust National Association, a national banking association, as Trustee and in connection with an offering by the Company of an aggregate of

$250,000,000 U.S. principal amount of Unsecured, Subordinated Investment Notes ("Notes") and Unsecured, Adjustable Rate, Subordinated Money Market Notes as described in the Company's Prospectus dated ______, 1998, as amended and supplemented from time to time, and a current interest rate supplement thereto. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code ss.ss.77aaa-77bbbb) ("TIA"). The Notes are subject to all such terms, and Holder is referred to the Indenture and such Act for a statement of such terms. All capitalized terms not otherwise defined herein shall have the meaning given to such terms in the Indenture.

         Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         IN WITNESS WHEREOF, American Business Financial Services, Inc. has caused this Note to be signed on the date first above written.


                                  ISSUER:

                                  AMERICAN BUSINESS FINANCIAL SERVICES, INC.



(SEAL)                            BY:
                                      -----------------------------------
                                      Anthony J. Santilli, Jr., Chairman,
                                      President and Chief Executive Officer

                                  Attest:
                                      -----------------------------------
                                                   Officer of Company


                                  COUNTERSIGNED AND REGISTERED BY
                                  FIRST TRUST NATIONAL ASSOCIATION, a
                                  national banking association



                                  BY:
                                      -----------------------------------
                                      Authorized Signature

                            [REVERSE SIDE OF NOTE]

         1. Subordination. The indebtedness evidenced by the Note shall be postponed and subordinated and is subject in right of payment, to the extent and in the manner set forth in the Indenture, to the prior payment in full of all "Senior Debt" of the Company. "Senior Debt" means any indebtedness (whether outstanding on the date of issuance of this Note or thereafter created) incurred by the Company in connection with borrowings by the Company (including its subsidiaries) from a bank, trust company, insurance company, other institutional lender or other entity which lends funds in connection with its primary business activities whether such indebtedness is or is not specifically designated by the Company as being "Senior Debt" in its defining instruments. The Company agrees, and Holder by accepting this Note consents and agrees, to the subordination provided for in the Indenture and authorizes the Trustee to give it effect.

         2. Subrogation. As more fully set forth in the Indenture, subject to the payment in full of all Senior Debt of the Company, Holder shall be subrogated to the rights of the holders of Senior Debt of the Company to receive payments or distributions of assets of the Company made on the Senior Debt of the Company until the principal of and interest on this Note shall be paid in full, and for purposes of such subrogation, no such payment or distributions to the holders of Senior Debt of the Company of cash, property or securities, which otherwise would be payable or distributable to Holder, shall be between the Company, its creditors other than the holders of Senior Debt of the Company, and Holder, be deemed to be a payment by the Company to or on account of this Note, it being understood that the provisions of this paragraph are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the holders of Senior Debt of the Company, on the other hand.

         3. Nonimpairment. Nothing contained in this Note is intended to or shall impair, as between the Company, the Company's creditors other than the holders of Senior Debt of the Company, and Holder, the obligation of the Company, which is absolute and unconditional, to pay to Holder the principal of and interest on this Note, as and when the same shall become due and payable in accordance with its terms, and which, subject to the rights under
Article X of the Indenture of the holders of Senior Debt of the Company, is intended to rank equally with all other general obligations of the Company. In addition, nothing contained in this Note is intended to or shall affect the relative rights of Holder and creditors of the Company other than the holders of Senior Debt of the Company, nor shall anything herein or therein prevent the Holder of this Note from exercising all remedies otherwise permitted by the Indenture and applicable law upon the occurrence of an Event of Default, subject to the rights, if any, under Article X of the Indenture of the holders of Senior Debt of the Company in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

         4. Mandatory Redemption. Except as provided in Article III of the Indenture with respect to the Company's obligation to redeem Notes at the request of certain Holders (in the event of such Holder's Total Permanent Disability), the estate of a Holder (in the event of Holder's death) or a jointholder (in the event this Note is held jointly by a husband and wife and one spouse suffers a Total Permanent Disability or dies), the Company has no mandatory redemption or sinking fund obligations with respect to this Note.

         5. Events of Default. An event of Default is:

            (a) Default in the payment of any interest upon this Note when it becomes due and payable and continuance of such default for a period of 30 days; or

            (b) Default in the payment of principal of this Note when it becomes due and payable at maturity, upon redemption or otherwise and continuance of such default for 30 days; or

            (c) Failure by the Company to comply with any of its agreements upon a liquidation, consolidation, merger or transfer of substantially all of the Company's assets; or

            (d) Failure by the Company for 60 days after notice to comply with any of its other agreements in the Indenture or this Note; or

            (e) Certain events of bankruptcy or insolvency.

         If an Event of Default occurs and is continuing, the Trustee or the holders of at least a majority in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without further action or notice. Holders of Notes may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or powers. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice would have no material adverse effect on the Noteholders. The Company must furnish an annual compliance certificate to the Trustee.

         6. Transfer and Exchange. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. This Note may not be assigned, transferred or otherwise alienated without the prior written consent of the Company (which consent shall not be unreasonably withheld) and shall be subject to the Company's right to demand and receive an opinion of Holder's legal counsel (which counsel shall be reasonably acceptable to the Company) that the transfer does not violate any applicable securities laws. The Company may also require a signature guarantee.

         7. Automatic Extension. At least seven (7) days prior to a Note's stated maturity date, the Company will notify the registered Noteholder of such maturity date. If at such time, the Company does not notify the Noteholder of its intention to repay, subject to the Noteholder's demand for repayment, the term of such Note will be automatically extended. If, within seven (7) days after a Note's maturity date, the Noteholder thereof has not demanded repayment of such Note, and the Company has not notified the Noteholder of its intention to repay such Note, such Note shall be extended for the same term identical to the term of the original Note. The Note will continue to renew as described herein absent some action permitted under the Indenture and the Notes by either the Noteholder or the Company. Interest shall continue to accrue from the first day of such renewed term. Such Note, as renewed, will continue in all its provisions, including provisions relating to payment, except that the interest rate payable during any renewed term shall be the interest rate which is then being offered by the Company on similar Notes being offered as of the renewed date. If similar Notes are not then being offered, the interest rate upon renewal will be the rate specified by the Company on or before the maturity date, or the Note's current rate if no such rate is specified. If the Company gives notice to a Noteholder of the Company's intention to repay a Note at maturity no interest will accrue after the date of maturity. Otherwise, if a Noteholder requests repayment within seven (7) days after its maturity date, the Company will pay interest during the period after its maturity date and prior to repayment at the lower of (i) the lowest interest rate then being paid on debt securities being offered by the Company to the general public or (ii) the rate being paid on such Note immediately prior to its maturity.

         8. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

         9. Amendments and Waivers. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented and any existing Default under, or compliance with any provision of, the Indenture may be waived with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to comply with Section
5.1 of the Indenture; to change the elective redemption provisions applicable upon the death or Total Permanent Disability of a Holder (but only to the extent such change does not alter such rights with respect to any outstanding
Note); to make any change that does not adversely affect the legal rights of any Noteholder; or to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA.

         10. Trustee Dealings with Company. So long as done in accordance with the TIA, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

         11. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

         12. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

             The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  AMERICAN BUSINESS FINANCIAL SERVICES, INC.
                           BALAPOINTE OFFICE CENTRE
                            111 PRESIDENTIAL BLVD.
                             BALA CYNWYD, PA 19004

                    --------------------------------------

         The following abbreviations, when used in the inscription on the face of the within Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM           -        as tenants in common
TEN ENT           -        as tenants by the entireties
JT TEN            -        as joint tenants with right of survivorship and not
                           as tenants in common
UNIF GIFT MIN ACT          -      __________  Custodian __________
                                    (Cust)               (Minor)
                                  under Uniform Gifts/Transfers to Minors
                                  Act ____________________________
                                               (State)

    Additional abbreviations may also be used though not in the above list.

                    --------------------------------------

  FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR
OTHER IDENTIFYING NUMBER OF ASSIGNEE:

------------------------------------


-------------------------------------------------------------------
                  (NAME AND ADDRESS OF ASSIGNEE, INCLUDING ZIP CODE,
                                 MUST BE TYPEWRITTEN)

-------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably

-------------------------------------------------------------------
constitute and appoint

__________________________________________________________ Attorney
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:
                                          -------------------------------------


NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Note in every particular, without alteration or enlargement, or any change whatever.